Exhibit 99.2

USG Corporation First Quarter 2015 Earnings Conference Call and Webcast April 23, 2015

CAUTIONARY STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this presentation. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 12, 2015. 2

Stockholder Rights Plan and Protective Amendment USG’s Stockholder Rights Plan and Protective Amendment restricts beneficial ownership in excess of 4.9% We have a stockholder rights plan, or the Rights Plan, established under the terms of a rights agreement dated December 21, 2006, as amended, with Computershare Trust Company N.A., as Rights Agent, or the Rights Agreement. Our board of directors adopted the Rights Plan to protect our stockholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. On March 22, 2013, our board of directors approved an amendment to the Rights Agreement in an effort to protect our net operating loss carryforwards, or NOL, carryforwards. Our stockholders ratified, on an advisory basis, the March 22, 2013 amendment to our Rights Agreement at our 2013 annual meeting of stockholders. On February 11, 2015, our board of directors approved another amendment to the Rights Agreement. The primary purpose of the foregoing amendments is to protect the value of the Company’s NOLs and related tax benefits. The Rights Agreement, as amended, provides that if any person becomes the beneficial owner of 4.9% or more of our common stock, stockholders other than the 4.9% triggering stockholder will have the right to purchase additional shares of our common stock at half the market price, thereby diluting the triggering stockholder; provided that stockholders whose beneficial ownership exceeded 4.9% of our common stock outstanding on February 11, 2015 will not be deemed to have triggered the Rights Agreement, as amended, so long as they do not thereafter acquire additional common stock other than in certain specified exempt transactions. The Company’s ability to use its NOLs could be substantially reduced if the Company experiences an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986 (the “Code”). The amendment adopted on February 11, 2015 maintains previously adopted protections and modifies, until March 22, 2016 (or such earlier time that the Board determines that no Tax Benefits (as defined in the Rights Agreement) may be carried forward or that the Rights Agreement is no longer necessary for the protection of Tax Benefits) (the “Special Period”), the definition of when a Person (as defined in the Rights Agreement) will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” securities under the Rights Agreement to align with the definition of ownership under Section 382 of the Code. Under the revised definition, during the Special Period, only acquisitions that would result in ownership of more than 4.9% of the Company’s then‐outstanding shares of common stock, as determined pursuant to Section 382 of the Code, would cause a stockholder to be deemed an “Acquiring Person,” subject to certain specified exempt transactions. Upon the expiration of the Special Period, the triggering threshold level under the Rights Plan will revert to the 15% level in effect prior to the amendment on March 22, 2013, and the definition of “Beneficial Owner” and “Beneficially Own” will revert to a definition that does not track Section 382 of the Code. On May 9, 2013, we filed an amendment to our Restated Certificate of Incorporation, or the Protective Amendment, that restricts certain transfers of our common stock. The Protective Amendment is intended to protect the tax benefits of our NOL carryforwards. Subject to certain limited exceptions, the Protective Amendment's transfer restrictions would restrict any person from transferring our common stock (or any interest in our common stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under Section 382 of the Code) owning 4.9% or more of our common stock. Any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee, and the purported transferee would not be recognized as the owner of the shares attempted to be owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of that common stock, or in the case of options, receiving our common stock in respect of their exercise. The Protective Amendment is effective until the earlier of (i) May 9, 2016, (ii) the repeal of Section 382 of the Code if our board of directors determines that the Protective Amendment is no longer necessary for the preservation of tax benefits, (iii) the first day of a taxable year as to which our board of directors determines that no tax benefits may be carried forward, or (iv) such other date as determined by our board of directors pursuant to the Protective Amendment. 3

USG Corporation First Quarter 2015 Agenda Overview and Strategy Financial Results Market Outlook Questions Closing Remarks James S. Metcalf Chairman, President and CEO Matthew F. Hilzinger Executive VP, Chief Financial Officer James S. Metcalf Chairman, President and CEO James S. Metcalf Chairman, President and CEO 4

Q1 2015 HIGHLIGHTS Progress on our Plan to Win United States Gypsum – 270 basis point operating margin improvement United States Ceilings – 630 basis point operating margin improvement Lowering 2015 SG&A target by $20 million to $325 million One year anniversary of USG-Boral joint venture Entered into agreements to sell GTL ships for $42 million 5

PLAN TO WIN Strengthen the core - North American manufacturing and distribution - De-lever our balance sheet Diversify the sources of our earnings - Strategic geographic extensions - USG Boral Building Products - Adjacent products/systems Differentiate through innovation - Differentiate USG in the market - Focus on high performance products and solutions that improve energy efficiency, sustainability, and speed of construction 6

Q1 2015 CONSOLIDATED FINANCIAL RESULTS $ Millions (except EPS) Q1 2015 Q1 2014 Net sales $909 $850 Gross profit $153 $143 % of net sales 16.8% 16.8% SG&A $77 $77 Operating profit $76 $66 Interest expense $43 $47 Net income $24 $45 Diluted EPS $0.16 $0.32 Excluding: Gain on deconsolidation of subsidiaries and other — ($26) Loss on extinguishment of debt $19 — Adjusted net income 1 $43 $19 Adjusted diluted EPS 2 $0.29 $0.14 Adjusted EBITDA 3 $132 $115 1. See reconciliation to GAAP net income on slide 19 2. See reconciliation to GAAP diluted earnings per share on slide 24 3. See the reconciliation on slide 20 7

FIRST QUARTER 2015 GAAP RESULTS $ Millions Q1 2015 Q1 2014 1 Change Gypsum Sales $577 $545 $32 Ceilings Sales 2 $123 $125 2 ($2) 2 Distribution Sales $334 $300 $34 Eliminations ($125) ($120) ($5) TOTAL USG CORPORATION SALES $909 $850 $59 Gypsum Operating Profit $68 $65 $3 Ceilings Operating Profit $21 $15 $6 Distribution Operating Profit $4 $1 $3 Corporate and Eliminations ($17) ($15) ($2) TOTAL USG CORPORATION OPERATING PROFIT $76 $66 $10 Total USG Boral Building Products Sales 3 $228 $89 3 $139 3 Total USG Boral Building Products Operating Profit 3 $23 $10 3 $13 3 USG’s EQUITY INCOME FROM USG-BORAL $8 $3 $5 1. Effective April 1, 2014, we changed the composition of our reportable segments; accordingly prior year information has been recast to conform to the new segment structure. The recast historical segment data reflecting these changes was disclosed in our Form 8-K filed on July 24, 2014. 2. Ceilings sales for the three months ended March 31, 2014 include the results, through February 27, 2014, of our wholly-owned subsidiaries and consolidated joint ventures that were contributed to UBBP. 3. Q1 2014 only includes one month of USG Boral operations due to the joint venture’s commencement at the end of February 2014. 8

GYPSUM

Q1 2015 Highlights

- **Excluding GTL and 2014 ARO adjustment[1]:**
  - **$18 million of improved operating profit**
  - **Operating margin improves 250 basis points to 12.0%**
- US Wallboard: price increase and high single digit volume growth help drive $13 million of improved operating profit
- US Surfaces and Substrates: $5 million of improvement – joint treatment, Levelrock®, Durock®, and Securock® lead the way
- Price improvement in all products
- United States Gypsum: 270 basis point operating margin improvement

Consolidated Gypsum Segment[4]

Q1 2014 Adjusted Operating Profit[2]	$65
US Wallboard Price	$4
US Wallboard Cost	$2
US Wallboard Volume	$7
US Surfaces and Substrates	$5
Q1 2014 GTL Income	($8)
Q1 2014 Mining ARO Adjustment	($7)
Q1 2015 Adjusted Operating Profit[2]	**$68**

$ Millions	Q1 2015	Q1 2014[4]	Variance
Net Sales	$577	$545	$32
Operating Profit	$68	$65	$3
Adjusted Operating Profit[2]	$68	$65	$3
Adjusted Operating Profit Margin[3]	11.8%	11.9%	(0.1%)

1. Excluding Q1 2014 GTL operating profit ($8 million) and the Q1 2014 Mining asset retirement obligation benefit ($7 million) yields $50 million of Q1 2014 adjusted operating profit, as adjusted. $10 million and $21 million of GTL sales are excluded from Q1 2015 and Q1 2014, respectively.
2. See reconciliation to GAAP operating profit on slide 18.
3. Adjusted operating profit margin equals GAAP operating profit margin.
4. See discussion of changes to our reportable segments in footnote 1 on slide 8.

9

GTL Sale expected to close in April 2015 Net cash proceeds after remaining operating costs, closing expenses, and mortgage repayment expected to be $10 to $13 million GTL annual guidance revised to a range of $2 to $5 million (loss) which includes a $6 million gain on sale GTL - $ Millions Q1 Q2 Q3 Q4 FY 2014 - Sales $21 $21 $20 $19 $81 2014 - Adjusted Operating Profit $8 $6 $5 $4 $23 2015 – Sales 2 $10 — — — $10 2015 - Operating Profit 2 — ($2) - ($5) — — ($2) - ($5) 1. Excludes impairment, contract termination and loss on receivable charges totaling $75 million. 2. Periods after Q1 2015 are estimates. Q2 2015 includes a $6 million estimate for the gain on the sale of the ships. We do not expect the historical results and future costs associated with GTL to meet the accounting requirements to be presented as a discontinued operation for GAAP purposes. Beginning in the second quarter, after the sale of the ships, GTL results will be excluded from adjusted operating profit.10

CEILINGS Q1 2015 Highlights Adjusted operating margin improves 440 basis points to 17.1% Improved weather conditions lift volumes and lower cost US tile and grid: $8 million of improved operating profit Price increase in tile Continued trend of mix-shift towards higher margin products Canada and Mexico impacted by currency of $1 million United States Ceilings 630 basis point operating profit margin improvement Consolidated Ceilings Segment 1 Q1 2014 Adjusted Operating Profit 2 $15 Tile & Grid Price $3 Tile & Grid Cost $3 Tile & Grid Volume $2 Canada and Mexico, including FX ($2) Q1 2015 Adjusted Operating Profit 2 $21 $ Millions Q1 2015 Q1 2014 1 Variance Net Sales $123 $125 ($2) Operating Profit $21 $15 $6 Operating Profit Margin 17.1% 12.0% 5.1% Adjusted Net Sales $123 $118 $5 Adjusted Operating Profit 2 $21 $15 $6 Adjusted Operating Profit Margin 17.1% 12.7% 4.4% Q1 2014 Net Sales Net Sales of Entities Contributed to UBBP Q1 2014 Adjusted Net Sales Q1 2015 Net Sales Variance $125 ($7) $118 $123 $5 1. See discussion of changes to our reportable segments footnote 1 on slide 8 2. See reconciliation to GAAP operating profit on slide 18 11

DISTRIBUTION Q1 2015 Highlights Adjusted operating margin improves 90 basis points to 1.2% Improved gross profit in every product category, led by wallboard sales Same store sales increased by 10% Wallboard volumes improved by 15% Delivery costs as a percentage of sales were flat - 11% increase in sales drove delivery costs higher Distribution Segment Q1 2014 Adjusted Operating Profit 1 $1 Wallboard Margin and Volume $5 Ceilings & Other Core Products $2 SG&A $1 Delivery Costs ($4) Change in Reduction of Bad Debt Reserve ($1) Q1 2015 Adjusted Operating Profit 1 $4 $ Millions Q1 2015 Q1 2014 Variance Net Sales $334 $300 $34 Operating Profit $4 $1 $3 Adjusted Operating Profit 1 $4 $1 $3 Adjusted Operating Profit Margin 2 1.2% 0.3% 0.9% 1. See reconciliation to GAAP operating profit on slide 18 2. Adjusted operating profit margin equals operating profit margin 12

USG BORAL BUILDING PRODUCTS Q1 2015 Highlights March 2015 total JV operating profit increased over March 2014 Q1 2015 includes three months of operations vs. one month of operations in Q1 2014 Q1 is seasonal – slowest quarter of the year January and February slower than March due to regional holidays Continued strong growth in joint compounds and other adjacent products NextGen conversion over 25% in Australia On track for synergy realization $18 million dividend payment to USG in May 2015 $ Millions Q1 2015 Q1 2014 1 Variance Total JV Net sales $228 $89 $139 Total JV Operating profit $23 $10 $13 Adjustments 2 $1 ($1) $2 Total JV Adjusted Operating Profit 2 $24 $9 $15 Total JV Adjusted Operating Profit Margin 10.5% 10.1% 0.4% Total JV Adjusted Net Income 2 $16 $6 $10 USG’s Adjusted Equity Income from UBBP 2 $8 $3 $5 Q1 2014 USG's Equity Income from UBBP 1 $3 USG Boral results - full quarter of operations $5 Q1 2015 USG's Equity Income from UBBP $8 1. Q1 2014 only includes one month of USG Boral operations due to the joint venture’s commencement at the end of February 2014 2. See a full reconciliation to GAAP operating profit, net income, and income from equity method investments on slide 21 13

INCOME TAX OUTLOOK We may release all or a portion of our $1.0 billion domestic valuation allowance by the end of 2015 After release of the valuation allowance, we estimate our global effective income tax rate will be 29-31%. The valuation allowance release will not impact: Our U.S. cash tax payments – there will be no federal tax payments until we fully utilize the NOL of $1.9 billion Foreign consolidated entities The results of the USG-Boral joint venture, which are recorded on a net of tax basis Until the valuation allowance release, our income tax expense is projected to be approximately $2 million per quarter 14

Q1 2015 CONSOLIDATED CASH FLOW $ Millions 3 months ended March 31, 2015 3 months ended March 31, 2014 Cash flow used for operations ($42) ($64) Capital expenditures ($29) ($34) Investments in joint ventures — ($557) Net proceeds from asset dispositions and other $1 $2 Adjusted cash flow used for investing activities 1 ($28) ($589) Cash flow used for financing activities ($29) ($1) Effect of exchange rate on cash ($3) ($1) Adjusted decrease in cash and cash equivalents 1 ($102) ($655) March 31, 2015 March 31, 2014 Cash and cash equivalents and marketable securities $242 $297 Total liquidity $583 $618 Total debt $2,206 $2,343 1.For the three months ended March 31, 2015, the US GAAP measure of net cash used for investing activities was ($1) million. This ($1) million includes net sales of marketable securities of $66 million (inflow) and a deposit of restricted cash of ($39) million (outflow). For the three months ended March 31, 2014, the US GAAP measure of net cash used for investing activities was ($585) million which included net sales of marketable securities of $4 million. 15

Non-GAAP Financial Measures In this presentation, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted EBITDA, adjusted operating profit, operating profit adjusted for results of GTL and non-cash benefit in its mining operation, adjusted net income, adjusted equity income of USG Boral Building Products, or UBBP, normalized selling, general, and administrative expense, adjusted net sales and adjusted basic and diluted earnings per share, which exclude certain items. In addition, adjusted operating profit on a consolidated basis includes the corporation’s equity method income from UBBP and USG’s other equity method investments, and adjusted EBITDA on a consolidated basis includes the corporation’s share of UBBP’s adjusted EBITDA. Further, management believes it is appropriate to exclude the indicated items from UBBP equity income because the resulting UBBP adjusted equity income can be used to evaluate the financial performance of UBBP. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. Adjusted operating profit includes the adjusted equity method income from UBBP and USG’s income from other equity investments and adjusted EBITDA includes the corporation’s share of UBBP’s adjusted EBITDA because management views UBBP and its other equity investments as important businesses. In addition, the corporation uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and the reconciliations to the nearest GAAP measures, see the schedules attached hereto. 16

QUARTERLY SUMMARY BY BUSINESS UNIT

$ Millions	Q1 2015	Q1 2014[6]	Change
Gypsum adjusted operating profit[1]	$68	$65	$3
Ceilings adjusted operating profit[1]	$21	$15	$6
Distribution adjusted operating profit[1]	$4	$1	$3
Adjusted equity income from USG Boral Building Products[2]	$8	$3	$5
Equity income from other joint ventures	—	—	—
Corporate and eliminations adjusted operating loss[1]	($17)	($15)	($2)
USG Consolidated Adjusted Operating Profit[1]	**$84**	**$69**	**$15**
Gypsum DD&A	$27	$30	($3)
Ceilings DD&A	$4	$3	$1
Distribution DD&A	$3	$3	—
Corporate and eliminations DD&A[3]	$1	—	$1
USG Consolidated DD&A	**$35**	**$36**	**($1)**
Gypsum adjusted EBITDA[4]	$97	$97	—
Ceilings adjusted EBITDA[4]	$25	$18	$7
Distribution adjusted EBITDA[4]	$7	$4	$3
USG's share of USG Boral Building Products adjusted EBITDA[5]	$17	$6	$11
Corporate and Eliminations Adjusted EBITDA[4]	($14)	($10)	($4)
USG Consolidated Adjusted EBITDA[4]	**$132**	**$115**	**$17**

1. See a full reconciliation to GAAP operating profit on slide 18
2. See a full reconciliation to GAAP income from equity method investments on slide 21
3. Depreciation, depletion and amortization for Corporate and Eliminations excludes amortization deferred financing fees which is included in interest expense
4. See the reconciliation on slide 20
5. See reconciliation to USG Boral net income on slide 22
6. See discussion of changes to our reportable segments in footnote 1 on slide 8

17

ADJUSTED OPERATING PROFIT RECONCILED TO GAAP OPERATING PROFIT $ Millions Q1 2015 Q1 2014 2 Change Reported GAAP Operating Profit (Loss) Gypsum $68 $65 $3 Ceilings $21 $15 $6 Distribution $4 $1 $3 Corporate, Other & Eliminations ($17) ($15) ($2) Total $76 $66 $10 Adjustments to GAAP Operating Profit (Loss) Gypsum — — — Ceilings — — — Distribution — — — Corporate, Other & Eliminations — — — Total — — — Adjusted Operating Profit – Non-GAAP measure Gypsum $68 $65 $3 Ceilings $21 $15 $6 Distribution $4 $1 $3 Corporate, Other & Eliminations ($17) ($15) ($2) Other Adjustments Adjusted equity income from UBBP1 $8 $3 $5 Equity income from other joint ventures — — — Total Adjusted Operating Profit $84 $69 $15 1. See a full reconciliation to GAAP income from equity method investments on slide 21 2. See discussion of changes to our reportable segments in footnote 1 on slide 8 18

ADJUSTED NET INCOME RECONCILED TO GAAP NET INCOME $ Millions Q1 2015 Q1 2014 Net Income – GAAP Measure $24 $45 Adjustments: Loss on extinguishment of debt $19 — Gain on deconsolidation of subsidiaries and JV's — ($27) Withholding tax on property contributed to UBBP — $1 Adjusted Net Income – Non-GAAP Measure $43 $19 19

QUARTERLY ADJUSTED EBITDA RECONCILED TO QUARTERLY OPERATING PROFIT

$ Millions	Q1 2015						Q1 2014[1]					
	Gyp	Ceilings	Distr.	UBBP	Corp/ Elim	Q1	Gyp	Ceilings	Distr.	UBBP	Corp/ Elim	Q1
GAAP Operating profit/(loss)	$68	$21	$4		($17)	$76	$65	$15	$1		($15)	$66
Interest expense, net					($42)	($42)					($46)	($46)
Other expense, net					($1)	($1)					—	—
Income tax benefit (expense)					$2	$2					($5)	($5)
USG's equity income from UBBP					$8	$8					$3	3
Gain on deconsolidation of subsidiaries					—	—					$27	$27
Loss on extinguishment of debt					($19)	($19)					—	—
Net income attributable to USG						$24						$45
Add: interest expense, net[2]					$42	$42					$46	$46
Add: income tax (benefit) expense[2]					($2)	($2)					$5	$5
Add: depreciation, depletion, and amortization[3]	$27	$4	$3		$1	$35	$30	$3	$3		—	$36
EBITDA	$95	$25	$7		($28)	$99	$95	$18	$4		$15	$132
Add: share-based compensation expense[2]					$3	$3					$5	$5
Add: ARO accretion expense	$2	—	—		—	$2	$2	—	—		—	$2
Add: loss on extinguishment of debt					$19	$19					—	—
Subtract: USG's equity income from UBBP[5]					($8)	($8)					($30)	($30)
Add: USG's share of UBBP Adjusted EBITDA[4]				$17		$17				$6		$6
Adjusted EBITDA	$97	$25	$7	$17	($14)	$132	$97	$18	$4	$6	($10)	$115

1. See discussion of changes to our reportable segments in footnote 1 on slide 8
2. Interest, tax, and share-based compensation are not allocated to our reportable segments; therefore, these items are reflected in the column Corp/Elim
3. Depreciation, depletion and amortization excludes the amortization of deferred financing fees which is included in interest expense
4. See USG Boral Building Products EBITDA reconciliation on slide 22
5. USG's equity income from UBBP, for Q1 2014, is comprised of USG's equity income from UBBP of $3 million and gain on deconsolidation of subsidiaries of $27 million

20

Q1 2015 ADJUSTED FINANCIAL RESULTS OF USG BORAL BUILDING PRODUCTS $ Millions Q1 2015 Q1 2014 Operating Profit – GAAP $23 $10 Adjustments: Income from equity method investments owned by UBBP $3 — Adjustments: Operating profit attributable to non-controlling interest, pre-tax ($2) ($1) Adjusted Operating Profit – Non-GAAP $24 $9 Net Income attributable to USG Boral Building Products – GAAP $16 $6 Adjustments: — — Adjusted Net Income attributable to USG Boral Building Products – Non-GAAP $16 $6 USG share of income from equity method investments – GAAP $8 $3 Adjustments: — — Adjusted equity income from USG Boral Building Products – Non-GAAP $8 $3 21

USG BORAL BUILDING PRODUCTS Q1 2015 ADJUSTED EBITDA RECONCILIATION UBBP UBBP $ Millions Q1 2015 Q1 2014 GAAP Operating profit $23 $10 Interest expense/(income), net — — Income tax expense ($8) ($3) Income from equity method investments owned by UBBP $3 — Net Income $18 $7 Net income attributable to non-controlling interest ($2) ($1) Net Income attributable to USG Boral Building Products $16 $6 Adjustments: — — Adjusted Net Income attributable to USG Boral Building Products $16 $6 Add: interest expense/(income), net — — Add: income tax expense $8 $3 Add: depreciation, depletion, and amortization $10 $3 TOTAL USG Boral Building Products Adjusted EBITDA $34 $12 USG’s share of USG Boral Building Products Adjusted EBITDA $17 $6 22

ADJUSTED BASIC EPS RECONCILED TO GAAP BASIC EPS Q1 2015 Q1 2014 Income per average common share – basic – GAAP $0.16 $0.33 Adjustments per average common share: Loss on extinguishment of debt $0.13 — Gain on deconsolidation of subsidiaries and consolidated joint ventures — ($0.20) Withholding tax on property contributed to USG Boral joint venture — $0.01 Adjusted earnings per average common share – basic – Non-GAAP $0.29 $0.14 Average common shares – GAAP 145,381,269 137,765,694 23

ADJUSTED DILUTED EPS RECONCILED TO GAAP DILUTED EPS Q1 2015 Q1 2014 1 Income per average diluted common share – GAAP $0.16 $0.32 Adjustments per average diluted common share: Loss on extinguishment of debt $0.13 — Gain on deconsolidation of subsidiaries and consolidated joint ventures — ($0.19) Withholding tax on property contributed to USG Boral joint venture — $0.01 Adjusted earnings per adjusted average diluted common share – Non-GAAP $0.29 $0.14 Average diluted common shares – GAAP 147,176,197 146,920,819 Adjustment to remove common shares that would be antidilutive based on adjusted net income — (6,578,946) Adjusted average diluted common shares – Non-GAAP 147,176,197 140,341,873 1. Earnings per average diluted common share for the three months ended March 31, 2014 is based on $47 million of income available to shareholders, which represents net income plus $2 million for the dilutive effect of our 10% convertible senior notes. Adjusted earnings per average diluted common share for the same period is based on $19 million of adjusted net income, which does not include the $2 million because the 10% convertible senior notes were not dilutive. 24